Exhibit 15.1

11th Floor
PricewaterhouseCoopers Center
2 Corporate Avenue
202 Hu Bin Road, Luwan District
Shanghai 200021, PRC
Telephone +86 (21) 2323 8888
Facsimile +86 (21) 2323 8800
pwccn.com

Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-163959) of Shanda Games Limited of our report dated April 30, 2010 relating to the consolidated financial statements which appears in this Form 20-F.

/s/ PricewaterhouseCoopers Zhong Tian CPAs Limited Company
PricewaterhouseCoopers Zhong Tian CPAs Limited Company
Shanghai, People’s Republic of China
April 30, 2010